Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our report dated November 30, 2021, relating to the consolidated financial statements of Versus Systems Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 14, 2022